Exhibit 2.2

AMENDED AND RESTATED BYLAWS OF NXGEN BRANDS, INC. a Nevada Corporation Adopted by Resolution dated July 26 th 2023

1

ARTICLE 1. OFFICES

1.1. Business Offices. The principal office of the corporation shall be located in such location as the board of directors may determine from time to time. The corporation may have such other offices, either within or without Nevada, as the board of directors may designate or as the business of the corporation may require from time to time.

1.2. Registered Office. The registered office of the corporation required to be kept by the Nevada Business Corporation Act (as it may be amended from time to time, the "Act") shall be located within the State of Nevada and may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time.

ARTICLE 2. SHAREHOLDERS

2.1. Annual Meeting. The annual meeting of the shareholders shall be held on such date and such time as shall be designated from time to time by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The Directors have the right to defer annual meetings for where no 'material business' is on the agenda. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president or at the written request of the holders of not less than Seventy-Five percent (75%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

2.3. Place of Meeting. The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or any special meeting of the shareholders. If no designation is made by the directors, the place of meeting shall be the principal office of the Corporation. Meetings can be held virtually at the discretion of the board.

2.4. Notice of Meeting.

2.4.(a) Content and Mailings Requirements. Written notice stating the date, time and place of each annual or special shareholder meeting shall be delivered no fewer than 5 nor more than 30 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice of special shareholder meetings shall include a description of the purpose or purposes for which the meeting is called.

2.4.(b) Effective Date. Written notice shall be deemed to be effective at the earlier of: (1) when mailed, if addressed to the shareholder's address shown in the corporation's current record of shareholders; (2) when received; (3) five days after it is mailed; or (4) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

2.4.(c) Effect of Adjournment. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of this section to those persons who are shareholders as of the new record date.

2.5. Waiver of Notice.

2.5.(a) Written Waiver. A shareholder may waive any notice required by the Act, the articles of incorporation or the bylaws, by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

2.5.(b) Attendance at Meetings. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.6. Record Date.

2.6.(a) Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the record date for determination of such shareholders shall be at the close of business on the day before the first notice is delivered to shareholders. If no record date is fixed by the board for the determination of shareholders entitled to receive a distribution, the record date shall be the date the board authorizes the distribution. If no record date is fixed by the board for the determination of shareholders entitled to take action without a meeting, the record date shall be the date the first shareholder signs a consent.

2.6.(b) Effect of Adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.7. Shareholder List. After fixing a record date for a shareholders' meeting, the corporation shall prepare a list of the names of its shareholders entitled to be given notice of the meeting. The list must be arranged by voting group and within each voting group by class or series of shares, must be alphabetical within each class or series, and must show the address of, and the number of shares held by, each shareholder. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting and any adjournment thereof. The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held.

2.8. Shareholder Quorum and Voting Requirements.

2.8.(a) Quorum. At any meeting of shareholders, a majority of the issued and outstanding shares of the corporation entitled to vote, either with Common and/or Preferred Series Shares, represented in person or in proxy, shall constitute a quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

2.8.(b) Voting Groups. If the articles of incorporation or the Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the articles of incorporation or the Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

2.8.(c) Shareholder Action. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Act require a greater number of affirmative votes. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present and, where

4 applicable, on a 'fully diluted' or 'as converted' basis of several classes of shares . 9. Proxies . At all meetings of shareholde rs, a shareholder may vo te in person or by proxy which is executed in wri ting by the shareholder or which is execu ted by his or her duly authorized attorney - in - fact . Such pro xy shall be filed with the secretary of the corporation or other person author i zed to tabulate votes before or at t h e time of the meeting . No proxy shall be valid after 11 months from the date of it s execution unless other wise provided in the proxy . 10. Voting of Shar es . Unless otherwise provided in the a rticles of incorporat ion or by applicable law, each outstanding share, regardless o f class, is entitled to on e vote upon eac h matter submitted to a vote at a meeting of shareholde r s . Excep t as provided by specific court orde r, no shares of the corporation owned, directly or indirec tly, by a sec ond corporation, domestic or fore ign, shall be voted at any meeting or counted in determi ning the total number of outstanding shares at any given time for purposes of any meeting if a majority of t h e shares entitled to vote for the election of directors of suc h second corporation are held by the corporation . The prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, h eld by it in a fiduciary capacity . 11. Meetings by Telecommunicatio ns . Any or all shareholders may participat e in an annual or special meeting by, or conduct the meetin g through the use o f, an y mean s of co m munication by which all shareholders part ic ipating may hear each other during the meeting . A shareholder participati ng in a meeting by this means is deemed to be present in perso n at the meeting . 12. Action Without a Meeting . 2 . 12 . {a) Written Consent . Any action which may be take n at a meeting of the shareholders may be taken without a meeting and without prior notice if one or mor e consen ts i n writing, setting forth the action so taken, shall be signed by the holders of outstanding shar es having not less than the minimum number of votes t hat would be necessary to authorize or take suc h act ion at a meeting at which all shareholders entitled to vote with respect to the subject matter t h ereof were present and voted . Action take n under this section has the same eff ect as action taken at a meeting of shareholders and may be described as such in any document . 2 . 12 . (b) Post - Co nsent Notice . Unless the written consent s of all shareholders entitled to vote have been obtained, notice of any shareholder approval withou ..: a meeting shall be given at least ten days before the consummat ion of the action authorized by such approval to (i) those shareholders en titled to vote who have not consented in writing, and (ii) thos e sharehol d ers not entitled to vote and to whom th e Act requires that notice of the prop osed acti on be given . Any such notice must contain or be accompanied by the same material that is required under the Act to be sent in a notice of meeting at which the proposed action wouid have been submitted to

5

5 the shareholders for action and shall be posted in a location at the disc r et i on of the Board. 2 . 12 . (c) Effective Date and Revocatio n o f Consents . No action taken pursuant to this section shall be effective unless all written consents on which the corporation relies for t h e taking of an action are received by the corporation within a 60 - day period and not r evo k e d . Such action is effective as of the date the last written consent necessary to effect the action is received, unless all of the written consents specify a later date as the effecti v e date of the action . If the corporation has received written consents s i gned by all shareholders en t it led to v o te with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action . Any suc h writing may be rec eive d by the corp or a ti o n by electronically transmitted facsimile or other form of communication providing the corporation with a complete copy thereof, including a copy of the signatu r es thereto . Any s h ar e ho lder giving a written consent pursuant to this section may revoke the consent by a s i g ne d writing des crib i n g the action and stating that the consent is revoked, provided that s u c h writing is received by the corporation prior to the effective date of the action . ARTICLE 3. BOARD OF DIRECTORS 1. General Powers . All corporate po w ers shall be exe rcis ed by or under the authority of, and the business and affairs of the corporation shall be mana g ed unde r t he dir ec t i on of, the board of directors . 2. Number, Tenure and Qualificati ons . The authorized number of dir e ctor s shall be not less than one nor more than four . The current number of directors shall be within the l im its specified above, as determined (or as amended from ti me - to - t i me ) by reso l u t ion adopted by either the shareholders or the directors . Each director s h all h o l d office un t i l the next annual meeting of shareholders or until the director's earlier death, resignation or removal . In the event of their death or incapacitation, a Director wi l l be r e pr esen t ed by their attorney, as nominat e d by their next of kin, until the next election . However, if a director's t e r m expires, the dire ct or shall continue to serv e until his or her successor shall have been e l ecte d and qua l ified , or until there is a decreas e i n the number of directors . Directors do not need to be r es i de n t s of Nevad a or sha r eho l d ers of the corp ora tion . 3. Regular Meetings . A regular me e ting of t he board of directors shall be held without other notice than this bylaw immediately a f te r , and at the sam e place as, the annual m eeti ng of shareholders (and only to the extent suc h a nnu al m eeting is , i n fa c t, so held), for the purpose of appointing officers and transacting suc h other bu s in e s s as may come before the meeti ng . Th e board of directors may provide, by resolution, the time and place for the ho ld in g of add i ti o n a l regular meetings without other notice than suc h resol u t ion .

6

3.4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or the chairman of the board of directors. The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors.

3.5. Notice of Special Meetings. Notice of the date, time and place of any special director meeting shall be given at least two days previously thereto either orally or in writing. Oral notice shall be effective when communicated in a comprehensive manner. Written notice is effective as to each director at the earlier of: (a) when received; (b) three days after deposited in the United States mail, addressed to the director's address shown in the records of the corporation; or (c) two (2) days after sent via email to all directors; (d) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice. Except as provided in the next sentence, the waiver must be in writing and signed by the director entitled to the notice. A director's attendance at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting because of lack of or defective notice, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.6. Quorum and Voting.

3.6.(a) Quorum. A majority of the number of directors prescribed by resolution adopted pursuant to section 3.2 of these bylaws, or if no number is prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles of incorporation require a greater number.

3.6.(b) Voting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage.

3.6.(c) Presumption of Assent. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (2) the director contemporaneously requests that his or her dissent or abstention as to any specific action be entered in the minutes of the meeting; or (3) the director causes written notice of his or her dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.7. Meetings by Telecommunications. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

3.8. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors consent to such action in writing. Action taken by written consent is effective when the last director signs the consent, unless, prior to such time, any director has revoked a consent by a signed writing received by the corporation, or unless the consent specifies a different effective date. A signed consent has the effect of an action taken at a meeting of directors and may be described as such in any document.

3.9. Resignation. A director may resign at any time by giving a written notice of resignation to the corporation. Such a resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date, and the acceptance of such resignation shall not be necessary to make it effective.

3.10. Removal. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal must be with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her. In the event of a tied vote, the President has the casting vote. The President may not be removed without a 75% majority vote in favor.

3.11. Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors may fill the vacancy. During such time if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders: (1) if one or more directors are elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors; and (2) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

8 12. Compensation . By resolution of the board of directors, each d irector m a y be paid his or her expenses, if any, of attendance at each me e ting of the board of d ire ct ors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both . No such payment shall preclude any director from servin g the corporation in any other capacity and receiving compensation therefor . 13. Committees . The board of directors may create one or more comm ittees and appoint members of the board of directors to serve on them . Each committee must have two or more members, who serve at the pleasure o f the board of directors . T hose sections of this Article 3 which govern meetings, action without meeti ngs, notice and waiver of n o tice , and quorum and voting requirements of the board of directors, apply to committees and their m e mb er s . ARTICLE 4. OFFICERS 1. Number . The officers of the corporation s ha ll be a president, a secretary and a treasurer, each of whom shall be appointed by the board of directors and an individual person may be voted to multiple offices by the Board . Such other officers and assistant officers as may be deemed necessary, including, but not limited to, a C hi e f Executive Officer, Chief Financial Officer, and any vice - presidents, may also be appointed by the board of directors . If specifica ll y authorized by the board of directors, an officer may appoint one or more officers or assistant office rs . The same individual may simultaneously hold more than one office in t h e co r porat i on . 2. Appointment and Term of Office . The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors . The de signa tion of a specified term does not grant to th e officer any contract rights, and th e board can remove the officer at any time prior to the termination of such term . If no term is specified, the officer shall hold office until he or she resigns, dies or until he or she is removed in the manner provided in section 4 . 3 of these bylaws . In the event of their death or incapacitation, an Officer will be represented by their attorney, as nominated by their next of kin, until the next election 3. Removal . Any officer or agent may be removed by the board of directors at any time, with or without cause . Such removal shall be without prejudice to the contract r igh ts, if any, of the person so removed . Appointment of an officer or agent shall not of itself cre a te contract rights . The removal must be with cause . A director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her . In the event of a tied vote, the President or Chairman of the Board, has the casting vo t e . The President may not be removed without a 75 % majority vote in favor . 4.4. Resignation. Any officer may resign at any time. subject to any rights or obl igatio n

9

under any existing contracts between the o ffic e r and the corporation, by giving no t i c e to the president or board of directors . An officer's resignation shall be effective when r eceiv ed by the corporation, unless th e notice specifies a later effective date, and the acceptan c e of suc h r esigna tion shall not be necessar y to make it effective . 4 . 5 . A ut hority and Duties of Officers . The officers of the corporation shall h a v e the authority and shall exercise the powers and perform the duties specified b e lo w and as may be additionally specified by the board of directors or these bylaws, except th a t in each even t each officer shall exercise such powers and perform such duties as may be required by law : 4 . 5 . (a ) P r e si d e nt . If a Chief Executive Officer 11 as . 10 t been appointed by th e board of directors, the president s h a l l be the chief ex ec utive officer of tl - e corporation and, su b je ct to the control of the board of directors, shall in g e nera l supervise and control a 11 of the busin e s s and affairs of the corporation . Unless there is a chairman of the board, the president sha ll , wh en present, preside at all meetings of the shareholders and of the bo a rd of directors . Th e president may sign, with the secretary or any other proper officer of the corporation thereunto au - chorized by the board of directors, certifica t es for shares of t h e corporation and deeds, mortgages , bonds, cont rac ts , or other instrument s which the board of directors has authorized to be executed, ex c e pt in cases where the signing and execution thereof shall be expressly delegated by the board of d i re c t or s or by these bylaws to some other officer or agent of the corporation, or shall be required b y law to be otherwise signed or execu ted . In general, the president shall perform all duties incident to the office of president and such othe r duties as may be prescribed by the board of directors from t i me to time . 4 . 5 . (b) V ice - Pre s i d e n t . I f appointed, t he vice - president (or if there is mor e than one, each vice - president) shall assist the president and shall perform such duti e s as may b e a ss i g n e d to him or her by the president or by the board of directors . If appointed, in the ab se nce of the president or in the event of his d e ath , inability or refusal to act, the vice - president (or in the event there is more than one v ic e - president, the vice - presidents in the order designated at the tim e of the ir election, or in the absence of any designation, then in the order of their appointment) shall p erfo rm the duties of the presi de n t , and when s o acting, shall have all t h e powers of and be subjec t to all the restrictions upon the president . (If there is no vi c e - presi de nc, tnen the - creasurer shall perform such duties of the preside nt . ) 4 . 5 . (c) Se cr e t a r y . The secretary shall : (i) keep the minutes of the proceedin g s of the shareholders, the board of directors and any committees of tne board in one or more b ooks provided for that pu rpose ; (ii) see that all notices are duly given 1 n accordance with the prov isi ons of these bylaws or as required by law ; (iii) be custodian of the cor' :: lora te records ; (iv) w h en requested or requir e d, authenticate any r ec ords of the corporation ; (v) keep a register of the post office address of each s h a r e hold e r which shall be furnisneo to the secretary by such shareh older ; (vi) sign with the pr e s iden t , or a vice - pres ident, c e rt i f 1 cat 2 s : >r sha ·es ot thE co·p oration , t he issuance of which shall have been authorized by reso 1 ucion or the board of directors ; (vii ) h a ve l)

10

general charge of the stock transfer books of the corporation; and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision of the secretary.

4.5.(d) Treasurer. If appointed, the treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected by the board of directors; and (iii) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

4.6. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors.

ARTICLE 5. INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES

5.1. Indemnification of Directors and Officers. The corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this section 5.1. (Such indemnification is further subject to the limitation specified in subsection 5.1(c).)

5.1.(a) Determination and Authorization. The corporation shall not indemnify a director or officer under this section unless:

(1) a determination has been made that the director or officer met the standard of conduct set forth in the subsections thereto; and

5.1.(b) Standard of Conduct. The individual shall demonstrate that:

(1) his or her conduct was in good faith; and

11 (2) he or she reasona bl y believed that his or her conduct was in, or not opposed to, the corporatio n 's bes t interests ; and (3) in the case of any cr i m i n a l proceeding, he or she had no reasonable cause to believe his or her cond u c t was unlawful . 5 . 1 . (c) No Indemnification in Certain Circumstances . The corporation shall not indemnify a director or officer un der this Section 5 . 1 of Article S : (1) in connec tion with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the co rp o r at ion ; or (2) in connection with any other o oc :; e d ing charging that the director or officer derived an improper personal b e nei , c, whether or not i n v o l v ing action in his or her offic ial capacity, in which proceet .; r g he or she was adjudg e d liable on the basis that he o r she derived an i mwo per p 2 rson a l bene fit . 5 . 1 . (d) I ndemn ification in Derivative Actior . s _ i · . 1 : ed . ndemn i f ca t ion p ermi tt ed under this section 5 . 1 in connectio n with a proceeding bv er : r - · - = - ·rght c,i :: he c o rporat ion is lim i t ed to reasonable expenses incurred in connec t io n with the proce2u111g . 2. Advance of Exp enses for Direct o r s and Officer . !f a determination is ma de by the Board of Directors, then the corpora t io n shall pay i"o . - c,r 1 , - . , .. ," .. - = Lt,e re 2 sonable expenses in curred by a director or officer who is a party to a proceeding in advance of fin a l disposition of t he proceeding, if: 5 . 2 . (a) the direc tor or officer furnishes the corporat i on a written affirmation of his or her good faith belief t hat he or she has met the standard ot ccnouct des cri be d in section 5 . 1 ; 5 . 2 . (b) the director or officer furnishes the corporation a written undertaking , executed personally or on his or her behalf, to repay t h e advance if it is u lt i m ate ly determin ed th at he or she did not meet the standard of conduct ; and 5 . 2 . (c) a determination is made that the facts then known to those mak i ng the determination would not preclude indemnification under sect ion 5 . 1 of these bylaws or Part 9 of the Act . 3. Indemnification of Agents and Emp l o y e e s Who Are Not Directors or Off i cer s . The board of directors may indemnify and advance expenses to any em p l oye e or agent of the corporation who is not a director or officer of th e corporation to any extent consistent w i th pub lic

12

12 policy, as determined by the general or specific actions of the board of directo rs . 5 . 4 . Insurance . By act i on of the boa rd of d i rectors, notwi ths t andi ng any interest of the directors in such action , the corporation may purchase and maintain liability insurance on b ehal f of a person who is or was a director, officer, emp l o y ee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or aris ing from such person's status as a director , officer, employee, fiduciar y or agent, whether or not the corporation would have the power to indemnify such person under the applicable prov isi ons of the Act . ART I CLE 6. STOCK 1. Issuance of Shares . The corporation may issue - che 1 um' :: ler of sha r es of each class or series of capital stock authorized by the artic l e s of incorpora,·cn . i - . ,e i ssuance or sale by the corporation of any shares of its authorized capital stock of a' 1 y class shall be made only upon authorization by the board of directors, unless otherwise provided ny statu e . The board of d i r ector s may authorize the issuance of shares for considera tion cons : si :: ng of any ta n gible or int angible property or benefit to the corporation, including cash, promissory · . ate s, se rvic es p erforme d, contracts or arrangements for services to be performe d {if sucn contracts are in writin g), or othe r securities of the corporation . Shares s hall be issued i'J, such cons 1 d erat 1 on as s h a ll be fix ed from time to time by the board of directors . 2. Certificates for Shares . 6 . 2 . (a) Content . Shares may, but neect not, r, 2 · 2 preset 2 d by certificates in such form as determined by the board of dir e c tor s and stating on - =i face, at a mini' 11 um, the n ame of the corporation and that it is for m e d under t he laws of the St, 1 t 2 ,Jf ev& : l ::. , - ch e name o f the person to whom issued, and the numbe r and class of shares a ; 1 a the d=s : gnar · x . o f th e series, i f any, the certificate represents . Such certificates shall be signec . , 2 ; ther . - ;: - : ually or by fa csimile) by any two officers of the corp orat ion and may be sea l ed with a corpora - ce sea, or a facsimile t her eof . If the certificates are signed by facsimile, suc h ce n : i f 1 ca - c es must be counters igne d by a transfer agent or registered by a regist ra r , other than the corporation itself or an employee of the corporation . Each certificate for shares shall be consecutive 1 y numbered or otherw ,se idemiried . 6 . 2 . {b ) Legend as to C lass or Series . I f the corporat ion is aL thorized to issu e d iffer ent classes of shares or different series within a class , the designations, relauve righ ts , preferences and limitations applicable to each class and the variations in rights, preferences and limi tatio n s determined for each series (and the authori - cy of the board of directors to de term ine vari ati ons for future series) must be summarized on the front or back o f each certificate . Alternatively, each cer tificate may state conspicuously on its front or back that the corporation will - furnish the shar eholde r this information on request in writing and without cha rge .

13

6.2.(c) Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

6.2.(d) Transferring Shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

6.3. Shares Without Certificates. The board of directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates under section 6.2 of these bylaws.

6.4. Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand in the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE 7. MISCELLANEOUS

7.1. Inspection of Records by Shareholders and Directors. A shareholder or director of a corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, any of the records of the corporation required to be maintained by the corporation under the Act, if such person gives the corporation written notice of the demand at least sixty-five (65) business days before the date on which such a person wishes to inspect and copy. The scope of such inspection right shall be as provided under the Act.

7.2. Corporate Seal. The board of directors may, at their discretion, provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, the state of incorporation, and the words "Corporate Seal."

7.3. Amendments. The corporation's board of directors may amend or repeal the corporation's bylaws at any time unless:

14 7.3.(a) the articles of incorporation or the Act reserve this power exclusively to the shareholders in whole or part; or 7.3.(b) the shareholde r s, in adopting, amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw; or 7.3.(c) the bylaw either establishes, amends or deletes a greater shareholder quorum or voting requirement. Any amendmen t which changes the voting or quorLm r 2 qL 1 rerrent for the ooard must meet the same quorum requirement and be adopted by the same vote and voting groups req u ir ed to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater . 7.4. directors. Fiscal Year. The fiscal year of the corporation snail oe established by the board of [End of Bylaws]

15